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CITY NATIONAL BANK                                                REVOLVING NOTE
                                                        (INTEREST TIED TO PRIME)

                                                                  11552 Note No.
                                                                  -----
$20,000,000.00
                                                       Head Office
                                                  Beverly Hills, California
                                                       July 1, 1993

     On September 1, 1993, the undersigned, ZENITH NATIONAL INSURANCE CORP., a Delaware corporation ("Borrower"), promises to pay to the order of CITY NATIONAL BANK, a national banking association ("CNB"), at its office in this city, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty Million Dollars ($20,000,000), or so much thereof as may be advanced and be outstanding, with interest thereon to be computed on each advance from the date of its disbursement at a rate computed on the basis of a 360-day year, actual days elapsed, equal to the Prime Rate of CNB, as it exists from time to time, minus fifty-five one hundredths of one percent (0.55%) per year. Any change in the Prime Rate shall become effective on the same business day on which the Prime Rate shall change, without prior notice to Borrower.

     All or any portion of the principal of this Note may be borrowed, repaid and reborrowed from time to time prior to maturity, provided at the time of any borrowing no Event of Default (as herein defined) exists, and provided further that the total borrowings outstanding at any one time shall not exceed the principal amount stated above. Each borrowing and repayment hereunder shall be noted in the books and records of CNB. The excess of borrowings over repayments shall evidence the principal balance due hereon from time to time and at any time. Borrowings hereunder shall be conclusively presumed to have been made to or for the benefit of Borrower when made as noted in such books and records.

     Interest accrued on this Note shall be payable on September 1, 1993.

     The occurrence of any of the following with respect to Borrower or any guarantor of this Note or any general partner of such Borrower or guarantor, shall constitute an "Event of Default" hereunder:

1. The failure to make any payment of principal or interest when due under this Note;

2. The filing of a petition by or against any of such parties under any provisions of the BANKRUPTCY CODE;

3.   The appointment of a receiver or an assignee for the benefit of creditors;

4. The commencement of dissolution or liquidation proceedings or the disqualification of any such parties, which is a corporation, partnership, joint venture or any other type of entity;

5.   The death or incapacity of any of such parties who is an individual;

6.   The revocation of any guaranty of this Note;

7. Any financial statement provided by any of such parties to CNB is false or misleading;

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8.   Any material default in the payment or performance of any obligation, or any material default under any provisions of any contract or instrument pursuant to which any of such parties has incurred any obligation for borrowed money, any purchase obligation or any other liability of any kind to any person or entity, including CNB;

9. Any sale or transfer of all or a substantial or material part of the assets of any of such parties other than in the ordinary course of business; or

10. Any violation, breach or default under any letter agreement, guaranty, security agreement, deed of trust or any other contract or instrument executed in connection with this Note or securing this Note.

     Upon the occurrence of any Event of Default, CNB, at its option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor all of which are expressly waived by Borrower, and CNB shall have no obligation to make any further advances hereunder. Each Borrower agrees to pay all costs and expenses, including reasonable attorneys' fees, expended or incurred by the holder (or allocable to the holder's in-house counsel) in connection with the enforcement of this Note or the collection of any sums due hereunder and irrespective of whether suit is filed. Any principal or interest not paid when due hereunder shall thereafter bear additional interest from its due date at a rate of two percent (2.0%) per year higher than the interest rate as determined and computed above, and continuing thereafter until paid.

     Should more than one person or entity execute this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

     This Note and all matters relating hereto, shall be governed by the laws of the State of California.

                                   ZENITH NATIONAL INSURANCE CORP., a
                                   Delaware corporation




                                   By:  /s/
                                        -------------------------------
                                        Stanley R. Zax, Chairman of the
                                        Board/President